Exhibit 10.33

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (the “Amendment”), is effective as of October 29, 2015 (the “Effective Date”), and made by and among Capnia, Inc., a Delaware corporation (the “Company”) and the persons and entities (the “Investors”) set forth on the signature pages to that certain Securities Purchase Agreement dated as of October 12, 2015 (the “Purchase Agreement”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

RECITALS

A. WHEREAS, the Company and the Investors are parties to the Purchase Agreement, pursuant to which the Company sold and issued, and the Investors purchased, an aggregate of approximately 4,555 shares of Series A Convertible Preferred Stock for an aggregate purchase price of $4,554,999.60, which shares are convertible at a fixed conversion price of $1.85 per share on an as-converted basis into 2,462,162 shares of Common Stock.

B. WHEREAS, the Company and the Investors have proposed to amend the Purchase Agreement in order to revise and clarify the ability of the Investors to convert shares of Series A Convertible Preferred Stock purchased under the Purchase Agreement into the shares of underlying Common Stock.

C. WHEREAS, Section 5.5 of the Purchase Agreements provides that no provision of the Purchase Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Investors holding at least 67% in interest of the Securities (as defined in the Purchase Agreement) then outstanding.

D. WHEREAS, the Company and the undersigned Investors, representing Investors holding at least 67% in interest of the Securities (as defined in the Purchase Agreement) then outstanding, desire to amend the Purchase Agreement in order to revise and clarify the ability of the Investors to convert shares of Series A Convertible Preferred Stock purchased under the Purchase Agreement into the shares of underlying Common Stock.

In consideration of the foregoing and for other valuable consideration, the parties hereto agree as follows:

1. Amendment to Securities Purchase Agreement.

(A) Amendment to definition of “Shareholder Approval” set forth in Section 1.1 of the Purchase Agreement. Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety with the following language:

““Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Shares, the Underlying Shares, and 578,476 shares of Common Stock issued under the Aspire Common Stock Purchase Agreement, in excess of 19.99% of the issued and outstanding Common Stock as of July 23, 2015.”

(B) Amendment to Section 4.11 of the Purchase Agreement. Section 4.11 of the Purchase Agreement is hereby amended to add in a new subsection 4.11(d):

“(d) Compliance with Trading Market Rules. Notwithstanding anything in this Agreement to the contrary, no of shares of Common Stock that may be issued pursuant to the conversion of the Preferred Stock issued pursuant to this Agreement (the “Exchange Cap”) unless the Shareholder Approval is obtained and deemed effective.”

(C) Repurchase of Excess Shares and Increase of Second Closing. Section 4.11 of the Purchase Agreement is hereby amended to add in a new subsection 4.11(e):

“(e) Repurchase of Excess Shares and Increase of Second Closing. Notwithstanding anything in this Agreement to the contrary, in the event that Shareholder Approval is not obtained before 5:00pm (PST) on November 20, 2015, then: (i) the prohibition on conversion contained in Section 4.11(d) shall cease, (ii) immediately concurrent therewith, the Company shall repurchase 4,555 shares of Preferred Stock for a repurchase price of: (X) $4,554,999.60, plus (Y) the Interest Penalty (as defined below), and (iii) immediately concurrent therewith, the number of shares Preferred Stock that the Company will sell to the Purchasers pursuant to Section 2.1(b) of the Agreement at the Second Closing shall be 10,000 shares. The “Interest Penalty” shall be calculated as follows: (W) $4,554,999.60, multiplied by (X) 12.5%, multiplied by (Y) 39 days, divided by (Z) 365 days.”

2. Full Force and Effect. Except as expressly modified by this Amendment, the terms and provisions of the Purchase Agreement are ratified and confirmed and shall continue in full force and effect in all respects.

3. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

4. Applicable Law. This Amendment shall be governed by and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

5. Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

6. Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Securities Purchase Agreement to be executed by its duly authorized representatives as of the Effective Date.

COMPANY:

CAPNIA, INC., a Delaware corporation

By:	/s/ David O’Toole

Name:	David O’Toole

Title:	Chief Financial Officer

[Capnia, Inc. – Amendment No. 1 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Securities Purchase Agreement to be executed by its duly authorized representatives as of the Effective Date.

INVESTOR:

Sabby Healthcare Master Fund, Ltd.
(Print investor name)

/s/ Robert Grundstein
(Signature)

Robert Grundstein
(Print name of signatory, if signing for an entity)

COO of Investment Manager
(Print title of signatory, if signing for an entity)

INVESTOR:

Sabby Healthcare Warrant Master Fund, Ltd.
(Print investor name)

/s/ Robert Grundstein
(Signature)

Robert Grundstein
(Print name of signatory, if signing for an entity)

COO of Investment Manager
(Print title of signatory, if signing for an entity)

[Capnia, Inc. – Amendment No. 1 to Securities Purchase Agreement]